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                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C.



                                    FORM 8-K




                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (EVENT): November 27, 1996





                             THE PARTS SOURCE, INC.
               (exact name of Registrant as specified in charter)





       Florida                       0- 27864                    59-3149403
------------------------      --------------------           ------------------
(State of Incorporation)      (Commission File No.)             (IRS Employer
                                                             Identification No.)



                           1751 South Missouri Avenue
                           Clearwater, Florida 34616
                           -------------------------

                    (address of principal executive offices)




                                 (813) 588-0377
                                 --------------

              (Registrant's telephone number, including area code)




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Item 2.      Acquisition of Assets

             On November 27, 1996 The Parts Source, Inc., d/b/a/ Ace Auto Parts (the "Company"), acquired from Central Motor Supply, Inc., Central Motor Supply of Alachua, Inc., Central Motor Supply of Williston, Inc. Central Motor Supply of Hawthorne, Inc. and Central Motor Supply of East Gainesville, Inc. ("Sellers") and Mr. William Stanley ("Stockholder"), certain net assets, principally inventory and fixed assets of five auto parts stores located in and around the Gainesville, Florida area. As a result of this acquisition, the Company now operates 38 auto parts stores, all located in the state of Florida.

             The consideration paid for the stores was approximately $890,000. The purchase price is being funded from the Company's line of credit with the Barnett Bank N. A.

             The Company also entered into a five-year employment contract with the principal Stockholder of the Sellers and granted to such person a five-year option to purchase 30,000 shares of Common Stock of the Company. The option is exercisable at $12.00 per share, the fair market value of the Common Stock on the date of Closing.

             The Company intends to continue the operations of each of the acquired stores as auto parts stores.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

             a.      Financial Statements of Businesses Acquired.

             It is impracticable at this time to provide the required financial statements for the businesses acquired in the acquisition described in Item 2 above. The Company is in the process of preparing the appropriate financial statements. It is anticipated that such financial statements will be available within 60 days from the date of this report, and will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

             b.      Pro Forma Financial Information

             No pro forma financial information with respect to the acquisition described in Item 2 above is available at this time. It is anticipated that the required pro forma financial information will be available within 60 days from the date of this report, and will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.


                                      -2-

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             c.      Exhibits.

                       10.1 Agreement of Sale by and Between The Parts Source, Inc.(the "Purchaser") and Central Motor Supply, Inc., Central Motor Supply of Alachua, Inc., Central Motor Supply of
                                       Williston, Central Motor Supply of
                                       Hawthorne, Inc. and Central Motor
                                       Supply of East Gainesville,
                                       Inc.,("Sellers")  and Mr. William
                                       Stanley.  ("Stockholder")


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                             THE PARTS SOURCE, INC.
                                          ---------------------------------
                                               (Registrant)




Dated: December 11, 1996                      /s/ Thomas D. Cox
                                          ---------------------------------
                                            Thomas D. Cox, President and
                                               Chief Executive Officer